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                                                                    EXHIBIT D
CUSIP NO. 716723 10 1                                      PAGE 1 OF 14 PAGES
                                    BY-LAWS
                                      OF
                          WM. S. BARNICKEL & COMPANY
                          --------------------------

                          NAME, LOCATION AND OFFICES

NAME.
- ----

Section 1:1. The name of the Corporation (herein sometimes called the "Company") shall be as stated in the Articles of Incorporation, as amended from time to time. At the date of adoption of these By-Laws the name is Wm. S. Barnickel
& Company.

Principal Office.
- ----------------

Section 1:2. The Company is incorporated in the State of Missouri. Its principal (i.e., registered) office shall be at such place as the Board of Directors may from time to time determine, but until a change is effected, such principal office shall be at: 369 Marshall Avenue, Webster Groves, Missouri 63119.

Other Offices.
- --------------

Section 1:3. The Company may also have other offices, in such places (within or without the state of its incorporation) as the Board of Directors may from time to time determine.

                                 SHAREHOLDERS

Annual Meeting.
- --------------

Section 2:1. The annual meeting of the shareholders of the Company for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, commencing in 1987 shall be held at 11:30 a.m. of the standard of time then prevailing at the place where the meeting is to be held, on the second Wednesday of December of each year if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday.

Special Meetings.
- ----------------

Section 2:2. At any time the President may, and either the President or Secretary, at the written request of a majority of the members of the Board of Directors, or at the written request of holders of not less than twenty percent (20%) of all the outstanding shares entitled to vote, shall issue a call for a special meeting of the shareholders. Such request shall state the purpose or purposes of the proposed meeting, and at such special meeting only such matters as may be specified in the call therefor shall be considered.


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Place of Meetings.
- -----------------

Section 2:3. All meetings of the shareholders shall be held at the principal office of the Company, or at such other place within or without the state of its incorporation as the Board of Directors may designate.

Notice of Meetings.
- ------------------

Section 2:4. Unless waived, as elsewhere provided in the By-Laws, and except as otherwise provided by law, written or printed notice of each meeting of the shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which the meeting is called, shall be mailed with postage prepaid not less than ten (10) or more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meting, at the shareholder's address as it appears on the records of the Company.

Quorum.
- ------

Section 2:5. The holders of a majority of the outstanding shares entitled at the time to vote thereat, when present either in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Articles of Incorporation or By-Laws; but in the absence of such a quorum, the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date not longer then ninety (90) days after such adjournment, without any notice otherwise than by announcement at such meeting, and at such adjourned meeting, at which a quorum shall attend, all business may be transacted which might have been transacted at the meeting as regularly called; provided, that at such adjourned meeting no person not entitled to vote at the time the meeting was originally called for shall be permitted to vote. Every decision by a majority of such quorum shall be valid as an act of the Company unless a larger vote is required by law, the Articles of Incorporation or the By-Laws.

Organization.
- ------------

Section 2:6. The President, or in the President's absence, the Vice President, or in the Vice President's absence, the Secretary, or in their absence, any other officer (in order of seniority of age), shall call meetings of shareholders to order and act as Chairman thereof. In case neither the President nor the Vice President nor the Secretary is present, the shareholders present may elect a Chairman of such meeting.

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Section 2:7. The Secretary of the Company shall act as Secretary of all meetings of the shareholders. In the Secretary's absence, or in the event the Secretary shall be acting as Chairman, the Chairman may appoint any person to act as Secretary.

Voting.
- ------

Section 2:8. At each meeting of the shareholders, every shareholder holding shares entitled to vote thereat may vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or the shareholder's duly authorized attorney (provided that such instrument shall designate the person authorized to cast such vote and specify the meeting or meetings at which such vote shall be cast, and shall be delivered to the Secretary of the meeting), and the shareholder shall have one (1) vote for each share of such stock standing in the shareholder's name on the books of the Company at the time fixed by law or pursuant to the By-Laws for the determination of the right to vote thereat, except that in the election of directors, shares shall be voted cumulatively if cumulative voting is required under the provisions of Section 3:3 hereof.

Section 2:9. Voting for directors shall be by ballot unless all shareholders present in person or by proxy agree upon the directors to be chosen. Upon the demand of any shareholder or a shareholder's proxy present at the meeting, voting upon any question shall be by ballot.

Section 2:10. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation shall determine. Shares standing in the name of a deceased person may be voted by the personal representative of the decedent's estate, either in person or by proxy, and shares standing in the name of a guardian, curator or trustee, in whose name such shares are registered, may be voted by such fiduciary, either in person or by proxy. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 2:11. At least ten (10) days before each meeting of the shareholders, the Secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list shall be kept at the principal office of the Company and open to inspection by any shareholder during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the

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inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 2:12. Prior to or at any meeting, but subsequent to the time fixed by law or pursuant to the By-Laws for the determination of the right to vote thereat, any proxy may submit his power(s) of attorney to the Secretary or to the Treasurer for examination. The certificate of the Secretary or of the Treasurer as to the regularity of such power(s) of attorney and as to the number of shares held by the person(s) who (severally and respectively) executed such power(s) of attorney, shall be received as prima facie evidence
                                                         ----- -----
of the number of shares represented by the holder of such power(s) of attorney for the purpose of establishing the presence of a quorum at such meeting, and of organizing the same, and for all other purposes.

Inspectors of Election.
- ----------------------

Section 2:13. At each meeting of the shareholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman and Secretary of the meeting as judges of election; provided, however, that upon request of any shareholder, but not otherwise, the Chairman of the meeting shall appoint no fewer than two (2) persons who are not directors as inspectors to receive and canvass the votes given at such meeting and certify the result to the Chairman. Any such inspector, before assuming the duties of the office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality, and according to the best of my ability." In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors, if any, or the persons conducting the vote, to require the transfer books of the Company as evidence of shares held, and all shares of voting stock that may appear standing thereon in the name of any person or persons shall be entitled to be voted upon by such person or persons, directly or by proxy.

                                   DIRECTORS

General Powers.
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Section 3:1. The business and property of this Corporation shall be managed and controlled by its Board of Directors. The Board may exercise all such powers of the Company and do all lawful acts and things as are not by law, the Articles of Incorporation, or the

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By-Laws directed or required to be exercised or done by the shareholders or some particular officer of the Company.

Number and Qualification.
- ------------------------

Section 3:2. Unless otherwise provided in the Articles of Incorporation as amended from time to time, the number of directors shall be five (5). Directors need not be shareholders unless the Articles of Incorporation, as amended, shall require that directors be shareholders, in which case any director who shall cease to be a shareholder of record shall thereby be disqualified and his or her office as director shall thereupon automatically become vacant. At least one of the directors shall be a bona fide citizen and resident of the state of incorporation unless there
- ---- ----
shall be no such requirement in the laws of such state or in the Articles of Incorporation, as amended.

Election.
- --------

Section 3:3. The directors shall be elected at the annual meeting of shareholders by the holders of shares entitled to vote. If cumulative voting for directors is provided for in the Company's Articles of Incorporation or required by the laws of the state of incorporation, in all elections for directors each such shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares hold by such shareholder, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of such shareholder's votes, either in person or by proxy, for one candidate, or may distribute them among two or more candidates.

Term of Office.
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Section 3:4. Each director shall serve for a term of one (1) year continuing until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

Vacancies and Increases.
- -----------------------

Section 3:5. In case of any vacancy in the Board of Directors, a majority of the survivors or remaining directors (though less than a quorum of the Board of Directors) may fill such vacancy or vacancies until a successor or successors are elected at the shareholders' meeting.

Meetings.
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Section 3:6. The Board of Directors may hold its meetings in the City of
St. Louis, Missouri, and at such other place or places within or without the state of incorporation as it may from time to

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time determine.

Section 3:7. Organization meetings shall be held immediately after each annual meeting of the shareholders, and at the same place. No notice shall be required for any organization meeting.

Section 3:8. The Board of Directors may from time to time, by resolution, provide for regular meetings. No such resolution shall be effective unless adopted at a meeting held pursuant to notice that such resolution will be considered thereat. Regular meetings of the Board of Directors may be held without notice, at such time and place (within or without the city or county in which the Company's principal office is located) as shall from time to time be determined by the Board of Directors, but in the absence of such determination at the principal office of the Company.

Section 3:9. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the President or any two (2) directors, and shall be held at the time and place (within or without the Company's state of incorporation) specified in the call. Each director shall furnish to the Secretary the address to which notices of special meetings may be sent. Notice of the time, place and purpose of each special meeting shall be sent to each director at the address so furnished or, if a director has not so furnished an address, then c/o General Delivery, St. Louis, Missouri, and such notice, unless waived as hereafter provided, shall be sent, if by mail, at least two
(2) days before such meeting.

Quorum.
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Section 3:10. Except as otherwise provided by law or by the By-Laws, a majority of the full Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of only one present, or the Secretary, if there be no director present, may adjourn the meeting from time to time until a quorum be had. No notice other than announcement at the meeting be given of such adjournment.

Compensation.
- ------------

Section 3:11. Each director shall be entitled to receive such transportation and other expenses incident to his attendance at any meeting of the Board of Directors or of any committee thereof of which he may be a member, and, in addition, such compensation for attendance at each meeting as the Board of Directors may from time to time determine.

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Indemnification.
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Section 3:12. The Company shall indemnify and hold harmless each person who shall serve at any time hereafter as a director or officer of the Company from and against any and all claims and liabilities to which such person have become subject by reason of such person's having heretofore or hereafter been a director or officer of the Company, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of such person's own negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which such person may be entitled, including, but not limited to those provided for in the Company's Articles of Incorporation, as amended.

                                   OFFICERS

Principle Executive Officers.
- ----------------------------

Section 4:1. The Company shall have a President and a Secretary as its Principal Executive Officers, and such other officers as may be required by applicable law.

Other Officers.
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Section 4:2. The Board of Directors may appoint such other officers, committees or agents as it may deem necessary (including, but not by way of limitation of the generality of the foregoing, an Executive Committee, Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.

Appointment, Term of Office and Compensation.
- --------------------------------------------

Section 4:3. The officers of the Company shall be appointed and their compensation shall be fixed by the Board of Directors, but they shall hold office only during the pleasure of the Board. The Board of Directors may delegate to any officer or committee the power to appoint and fix the compensation, term, authorities and duties of officers (other than Principal Executive Officers), committees or agents.

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Powers and Duties of Officers.
- -----------------------------

Section 4:4. In General. The officers of the Company shall in general have the
             ----------
powers and perform the duties usually incident to such offices and any other powers and duties designated by the Board of Directors or set forth in these By-Laws.

Section 4:5. Chairman of the Board. The Chairman of the Board shall preside
             ---------------------
at all meetings of the Board of Directors at which he may be present, and shall at all times be available to the President for consultation and advice in the supervision and direction of the business of the Company and for the performance of such other duties as may be assigned to the Chairman by the Board of Directors.

Section 4:6. President. The President shall preside at all meetings of the
             ---------
shareholders, and at meetings of the Board of Directors when no Chairman of the Board has been appointed, or, if appointed, when such Chairman is absent. Subject to the approval or consent of the Board of Directors, the President shall have general charge of the business of the Company. The President shall keep the Board of Directors fully informed and shall freely consult them concerning the business of the Company. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Company. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of the shareholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might otherwise have possessed and exercised if present. The President shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the By-Laws.

Section 4:7. Vice President. Each Vice President shall have such powers
             --------------
and shall perform such duties as may be assigned to him by the Board of Directors, the President or the By-Laws. In the absence or disability of the President, or at any time upon the President's request, presidential duties and powers shall be performed and exercised by the respective Vice Presidents in the order of priority designated by the Board of Directors, or, in the absence of such designation, in the order of priority of appointment. Vice Presidents appointed at the same meeting, unless the Board of Directors shall fix a different priority, shall be deemed to have been appointed in the order in which their names are set forth in the motion or motions for their appointment.

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Section 4:8. Treasurer. The Treasurer shall have custody of, and be
             ---------
responsible for, all the funds and securities of the Company, and shall deposit and withdraw such funds and securities in such banks, trust companies or other depositories as shall be selected by and in accordance with the resolutions adopted by the Board of Directors from time to time. The Treasurer shall also have custody and be responsible for the maintenance of the books and accounts of the Company. Said books and accounts shall at all reasonable times be open to the inspection of any director or Principal Executive
Officer of the Company and shall be exhibited by the Treasurer to the other persons lawfully entitled to inspection thereof, only upon application, at the office of the Company where the books regularly are located and during business hours. If called upon so to do, the Treasurer shall render a statement of the condition of the finances of the Company at all regular meetings of the Board of Directors, and a full financial report at annual meetings of shareholders. The Treasurer shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the By-Laws, and shall, if so required by the Board of Directors, give bond for the faithful discharge of his duties, in such form and amount and with such sureties as the Board of Directors may require.

Section 4:9. Assistant Treasurer. Each Assistant Treasurer shall have such
             -------------------
powers and shall perform such duties as may be assigned to him by the Board of Directors, the Treasurer or the By-Laws. In the absence or disability of the Treasurer, or at any time upon the Treasurer's request, the Treasurer's duties and powers shall be performed and exercised by the Assistant Treasurer, or, if there be more than one Assistant Treasurer, the respective Assistant Treasurers in the order of priority designated by the Board of Directors, or in the absence of such designation, in the order of priority of appointment. Each Assistant Treasurer, if so required by the Board of Directors, shall give bond for the faithful discharge of his duties in such form and amount and with such sureties as the Board of Directors, or, in the absence of action by the Board of Directors, as the Treasurer may require.

Section 4:10. Secretary. The Secretary shall: (a) keep the minutes of all
              ---------
meetings of the Board of Directors in books provided for that purpose; (b) attend to the giving and serving of all notices of the Company; (c) sign with the President, in the name of the Company, all contracts to which the signature of a Secretary is required and affix the corporate seal of the Company thereto when necessary; (d) maintain and have charge of the certificate books, transfer books, stock ledgers, and books in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid and by whom, the transfer of said shares with the date of transfer, the amount of the Company's assets and

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liabilities, and the names and places of residence of the officers of the
Company, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the examination of any persons lawfully entitled to inspection thereof, only upon application, at the office of the Company where the books regularly are located and during business hours; (e) be able to sign with the President or Vice President all certificates for shares of the capital stock of the Company;
and (f) do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the By-Laws.

Section 4:11. Assistant Secretary. Each Assistant Secretary shall have such
              -------------------
powers and shall perform such duties as may be assigned to him by the Board of Directors, the Secretary or the By-Laws. In the absence or disability of the Secretary, or at anytime upon the Secretary's request, the duties and powers of the Secretary shall be performed and exercised by the Assistant Secretary, or, if there be more than one Assistant Secretary, the respective Assistant Secretaries in the order of priority designated by the Board of Directors, or in the absence of such designation, in the order of priority of appointment.

Execution of Instruments on Behalf of the Company.
- -------------------------------------------------

Section 4:12. All bills of exchange, promissory notes, and checks issued, drawn or made by the Company shall be signed by such officer or officers as the Board of Directors may from time to time designate therefor; provided, however, that in the absence of any such designation they may be signed on behalf of the Company by any two (2) of the following officers: the Chairman of the Board, the President, the Treasurer and the Secretary. All other contracts or obligations of the Company shall be executed by such officer or officers as the Board of Directors may direct, or, in the absence of such direction, by the President and Secretary. The seal of the Company may be affixed to instruments executed on behalf of the Company by its proper officers and shall be affixed to such instruments as the Board of Directors may direct. When affixed, the seal may be attested by the Secretary or by such other officers as the Board of Directors may direct.

                        CAPITAL STOCK AND DIVIDENDS

Certificates of Shares.
- ----------------------

Section 5:1. Certificates of shares of the capital stock of the Company shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors, and shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided that the signatures of any such

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officers thereon may be facsimiles, engraved or printed, if such certificates are signed by a transfer agent or transfer clerk or by a registrar. The seal of the Company shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.

Section 5:2. All certificates shall be numbered as may be required by resolution of the Board of Directors, and each shall show thereon the name of the person owning the shares represented thereby, the number of such shares and the date of issue, which information shall be entered on the Company's books.

Section 5:3. Every certificate surrendered to the Company for transfer or otherwise in exchange for a new certificate shall be marked "canceled" with date of cancellation, and no new certificate(s) in lieu thereof shall be issued until the former certificate(s) for an equivalent number of shares has been surrendered and canceled.

Transfer of Shares.
- ------------------

Section 5:4. Transfer of shares of the capital stock of the Company shall be made only on the books of the Company by the holder thereof, in person or by the shareholder's attorney, upon surrender and cancellation of certificate(s) for an equivalent number of shares, or upon compliance with the requirements of Section 5:7 thereof. A person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof as regards the Company.

Section 5:5. Any transfer shall be subject to the lien of the Company for any debt due it by the shareholder.

Regulations for Transfer.
- ------------------------

Section 5:6. The Board of Directors shall have power and authority to make such rules and regulations as it deems expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company, and may appoint one or more transfer agents or transfer clerks as registrars of transfer, and may require all certificates to bear the signature of a transfer agent or transfer clerk or registrar of transfer.

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Lost, Stolen, Destroyed or Mutilated Certificates.
- -------------------------------------------------

Section 5:7. Upon proof satisfactory to the President and the Secretary that any certificate for shares of the issued and outstanding capital stock of the Company has been lost, stolen, destroyed or mutilated, and upon due application in writing by the person in whose name the same may stand of record on the books of the Company, or by the legal representative of such person, and the surrender thereof in the case of a mutilated certificate, or in the case of a certificate having been lost, stolen, or destroyed, the giving of an indemnifying bond in such form and amount and with such sureties as the Board of Directors may require, the proper officers of the Company are authorized and empowered to issue a new certificate or certificates to the owner thereof in lieu of the certificate that has been lost, stolen, destroyed or mutilated.

Closing of Transfer Books.
- -------------------------

Section 5:8. The Board of Directors shall have power to close the transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, or, in lieu thereof, may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case only shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of the shareholders entitled to vote at any meeting, no person shall be admitted to vote directly or by proxy except those in whose name the shares of the Company shall have stood on the transfer books at the close of business on the twentieth (20th) day preceding the date of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting convened, only the shareholders who are

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shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

Dividends.
- ---------

Section 5:9. Subject to any and all limitations upon the payment of the dividends imposed by law, the Articles of Incorporation or the By-Laws, the Board of Directors, in its discretion, may from time to time declare and cause to be paid dividends upon the outstanding shares of the capital stock of the Company in cash, property or shares of the capital stock of the Company.

                                 MISCELLANEOUS

Corporate Seal.
- --------------

Section 6:1. The Board of Directors shall provide a suitable seal, containing the name of the Company, which seal shall be in the custody of the Secretary, and may provide for one or more duplicates thereof to be kept in the custody of the Treasurer and Assistant Treasurer and/or Assistant Secretary.

Fiscal Year.
- -----------

Section 6:2. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Company shall end October 31.

Resignations.
- ------------

Section 6:3. Any director or officer of the Company may resign at any time by giving written notice to the Chairman of the Board of Directors or to the Secretary of the Company. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Waiver.
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Section 6:4. Whenever any notice is required to be given by law, the Articles of Incorporation or the By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Presence at a meeting of shareholders or of directors shall constitute a waiver of notice, except where the presence of any shareholder or director is specifically stated by such person as being solely for the purpose of objecting to the transaction of business because the meeting was

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CUSIP NO. 716723 10 1                                      PAGE 14 OF 14 PAGES

not lawfully called or convened.

Books and Records.
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Section 6:5. Except as the Board of Directors may from time to time direct, or as may be required by law, the Company shall keep its books and records at its principal office.

Amendments.
- ----------

Section 6:6. The Board of Directors shall have power to make, amend and repeal the By-Laws of the Company by a vote of a majority of all of the directors at any regular or special meeting of the Board, provided that notice of intention to make, amend or repeal the By-Laws, in whole or in part, shall have been given at the next preceding meeting; or, without any such notice, by a vote of two-thirds (2/3) of all of the directors.

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